                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: October 25, 2006

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

          Utah                      000-29217                  87-0412110
   -----------------                ---------                  ----------
     (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


                  16106 HART STREET, VAN NUYS, CALIFORNIA 91406
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (818) 909 6030

                                 Not Applicable
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by uWink, Inc. (the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company's or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines in respect of the $100,000 Convertible Promissory Note, dated September 8, 2005 and due September 8, 2007, from the Company to Dr. Hines (the "Hines Note"). Pursuant to the Hines Letter Agreement, effective October 26, 2006:

Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the Hines Note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the Hines Note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common stock, such that the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the Hines Note.

On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $100,000 Convertible Promissory Note, dated April 19, 2006 and due October 19, 2006, from the Company to Mr. Rotter (the "Rotter Note"). Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the Rotter Note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the Rotter Note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock, such that the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the Rotter Note.

         2. In accordance with the terms of the Rotter Note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

The Hines Letter Agreement and the Rotter Letter Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

The securities issued to Dr. Hines and Mr. Rotter have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of uWink, Inc.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Hines Letter Agreement and the Rotter Letter Agreement.

Item 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated by reference.


Section 9 - Financial Statements and Exhibits


Item 9.01   Financial Statements and Exhibits.

(a)  Exhibit 10.1           Letter Agreement, dated October 26, 2006, between
                            the Company and Dr. William Hines.

(b)  Exhibit 10.2           Letter Agreement, dated October 25, 2006, between
                            the Company and Mr. Bradley Rotter.

(c)  Exhibit 10.3           Form of uWink, Inc. Warrant (incorporated by
                            reference to Exhibit 10.2 to the Company's Current
                            Report on Form 8-K filed on April 19, 2006).



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  October 27, 2006            uWink, Inc.
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                                By: /s/ Peter F. Wilkniss
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                                PETER F. WILKNISS
                                Chief Financial Officer